SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  Amendment No. 1 to
                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                           MAKER COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                       04-3276285
(State of incorporation or organization)        (I.R.S. employer identification
                                                            number)

                   73 Mount Wayte Avenue, Framingham, MA 01702
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act Registration Statement File Number to which this form
relates:    333-74293

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.01
                                (Title of Class)



                                (Title of Class)

                 Information Required in Registration Statement

Item 1.       Description of Registrant's Securities to be Registered

         The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-74293) that was filed with the Securities and Exchange Commission on March 11, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary -- The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.       Exhibits.

 3.1 Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-74293) of the Registrant, as amended).

 3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-74293) of the Registrant, as amended).

                     [Rest of Page Intentionally Left Blank]

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         MAKER COMMUNICATIONS, INC.



                         By:      /s/William N. Giudice
                                  Name: William N. Giudice
                                  Title:   President and Chief Executive
                                           Officer
Dated:  May 6, 1999